Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Del Global Technologies Corp.(formerly Del Electronics Corp.) on Form S-8 of our report dated October 23, 1995 appearing in the Annual Report on Form 10-K as amended of Del Global Technologies Corp. for the year ended July 29, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
July 29, 1996














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